POWER OF ATTORNEY OF DIRECTORS

KNOW BY ALL PERSONS BY THESE PRESENTS:

Each of the undersigned hereby constitutes and appoints Donald G.
Fisher and Anne B. Gust, each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to 15,000,000 shares of common stock issuable under The Gap, Inc. 1999 Stock Option Plan, and any and all amendments of such Registration Statement, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.




/s/ ADRIAN D.P. BELLAMY             Date:  March 30, 1999
Adrian D. P. Bellamy


/s/ EVAN S. DOBELLE                 Date:  March 30, 1999
Evan S. Dobelle


/s/ MILLARD S. DREXLER              Date:  March 30, 1999
Millard S. Drexler


/s/ DONALD G. FISHER                Date:  March 30, 1999
Donald G. Fisher


/s/ DORIS F. FISHER                 Date:  March 30, 1999
Doris F. Fisher


/s/ ROBERT J. FISHER                Date:  March 30, 1999
Robert J. Fisher

/s/ GLENDA A. HATCHETT              Date:  March 30, 1999
Glenda A. Hatchett


/s/ JOHN M. LILLIE                  Date:  March 30, 1999
John M. Lillie


/s/ CHARLES R. SCHWAB               Date:  March 30, 1999
Charles R. Schwab


/s/ BROOKS WALKER, JR.              Date:  March 30, 1999
Brooks Walker, Jr.


/s/ SERGIO ZYMAN                    Date:  March 30, 1999
Sergio Zyman